As filed with the Securities and Exchange Commission on February 22, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	95-4318554
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Daniel R. Coker, President and CEO

21680 Haggerty Road, Ste. 101

Northville, MI 48167

(248) 504-0500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Michael S. Ben, Esq.

Honigman Miller Schwartz and Cohn LLP

2290 First National Building

660 Woodward Avenue

Detroit, MI 48226-3506

(313) 465-7316 (telephone)

(313) 465-7317 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, no par value	3,300,000	$14.405	$47,536,500	$6,483.98

(1)	In accordance with Rule 416 under the Securities Act of 1933, also includes an indeterminable number of shares that may become issuable by reason of stock splits, stock dividends, and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based on the average of the high and low sales prices of the common stock of Gentherm Incorporated, as reported on NASDAQ on February 14, 2013.

The Registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

Subject to Completion, dated February 22, 2013.

PROSPECTUS

GENTHERM INCORPORATED

3,300,000 Shares

Common Stock

This prospectus relates to the potential offer and sale, from time to time, by the selling shareholder named in this prospectus of up to 3,300,000 shares of our common stock, no par value (our “Common Stock”). The shares of Common Stock that may be resold by the selling shareholder pursuant to this prospectus constitutes 9.96% of our issued and outstanding Common Stock as of February 22, 2013. The shares of Common Stock were issued and sold to the selling shareholder in connection with the Settlement (as defined herein), and we are required to register the resale of such shares of Common Stock in accordance with the Settlement. See “Selling Shareholder” beginning on page 5 for information regarding the selling shareholder and the Settlement.

Our Common Stock is listed on The NASDAQ Global Select Market under the symbol “THRM.” On February 21, 2013, the last reported sale price of our Common Stock on The NASDAQ Global Select Market was $15.62 per share. We will not receive any proceeds from the sale of the shares of Common Stock covered by this prospectus. We will bear all costs in effecting the registration of the shares of Common Stock covered by this prospectus.

The selling shareholder may sell the shares covered by this prospectus in public or private transactions and at prices related to the prevailing market prices, fixed prices or at negotiated prices. The selling shareholder will be responsible for any commissions or discounts, and similar selling expenses, due to brokers or dealers. Brokers or dealers participating in any sale of Common Stock offered by the selling shareholder may act either as principals or agents, may use block trades to position and resell the shares and may be deemed “underwriters” under the Securities Act of 1933. See “Plan of Distribution” beginning on page 12 for additional information on the manner in which the shares of Common Stock may be sold and related matters.

Investing in our Common Stock involves risks. Please read carefully the section entitled “Risk Factors” on page 5 of this prospectus to read about factors you should consider before buying our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2013

We have not authorized any underwriter, broker, dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement, or the information we have previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of any date other than the date specified in such documents. Our business, financial condition, results of operations and prospects may have changed since such respective dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This prospectus relates to the potential offer and sale, from time to time, by the selling shareholder named in this prospectus of up to 3,300,000 shares of our Common Stock. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” before you invest in our Common Stock.

In this prospectus or any prospectus supplement, unless the context suggests otherwise, references to the “Company,” “Gentherm,” “we,” “us,” “our Company,” and “our” mean Gentherm Incorporated (formerly known as Amerigon Incorporated).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included and incorporated by reference in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” You can identify these forward-looking statements by our use of the words “believe,” “anticipate,” “plan,” “expect,” “may,” “might,” “should,” “will,” “intend,” “estimate” and similar expressions, whether in the negative or affirmative. These forward-looking statements represent our expectations or beliefs concerning future events, plans, strategies, intentions, expectations, objectives, goals or prospects.

We caution that although forward-looking statements reflect our good faith beliefs and reasonable judgment based upon current information, these statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, because of risks, uncertainties, and factors including, but not limited to: changes in political, economic or market conditions generally and in the automotive, manufacturing and capital markets specifically; availability of capital and the ability to raise capital on suitable terms; customer and supplier bankruptcies; concentration of our credit risk; inability to successfully identify or complete suitable acquisitions and new developments; inability of our product platforms to yield anticipated returns; competition within the markets in which we compete; rising operating expenses; potential uninsured losses; our debt and preferred equity obligations; financial covenants that may restrict our operating or acquisition activities; potential tax obligations; legislative or other actions affecting our operations and business; environmental laws and obligations; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries and us; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues. Further, we have included important factors in the cautionary statements contained or incorporated by reference in this prospectus, particularly under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2011, and other reports filed with the SEC since such date, that we believe could cause our actual results to differ materially from the forward-looking statements that we make.

The forward-looking statements included in this report are made as of the date hereof, except those forward-looking statements made in documents incorporated by reference herein are made as of the date specified in such documents. Except as required by law, we do not undertake any obligation to update our forward-looking statements or the risk factors contained in this prospectus to reflect new information or future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC, all of which are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. General information about Gentherm, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://gentherm.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC; however, the information on our website that is not specifically described under “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE” is not incorporated into this prospectus and is not a part of this prospectus.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information on us and the securities being offered, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of certain contracts and other documents included as exhibits to our registration statement of which this prospectus is a part. Because this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part and each summary is qualified in all respects by that reference and the exhibits and schedules thereto.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference in this prospectus the documents set forth below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (except for any reports or portions of reports that are furnished to the SEC) prior to the termination of this offering. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus:

•	our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012;

•

our quarterly reports on Form 10-Q for the quarter ended March 31, 2012 that was filed with the SEC on May 8, 2012, for the quarter ended June 30, 2012 that was filed with the SEC on August 6, 2012, and for the quarter ended September 30, 2012 that was filed with the SEC on November 5, 2012;

•

our current reports on Form 8-K filed with the SEC on May 17, 2011 (as amended on July 29, 2011), January 30, 2012, February 27, 2012, March 20, 2012, March 23, 2012, April 4, 2012, April 11, 2012, May 11, 2012, June 6, 2012, September 7, 2012, November 13, 2012, December 21, 2012, January 2, 2013 and February 21, 2013;

•

the description of our shares of Common Stock included in our registration statement on Form SB-2 (File No. 33-61702-LA) effective June 10, 1993, as filed with the SEC pursuant to the Securities Act, under the caption “Description of Securities” on pages 37 through 38 of the Prospectus and incorporated by reference into our initial registration statement on Form 8-A filed with the SEC pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

the description of our Series B Preferred Stock included in our registration statement on Form 8-A (File No. 001-34247 ) effective as of January 27, 2009, as filed with the SEC pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Requests for documents should be directed to Gentherm Incorporated, Attention: Kenneth J. Phillips, 21680 Haggerty Rd., Ste. 101, Northville, MI 48167, (248) 504-0500.

SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus and the documents incorporated by reference carefully, including the “Risk Factors” section on page 5 of this prospectus and our consolidated financial statements and the related notes and the other documents incorporated by reference.

Our Company

Gentherm Incorporated (formally known as Amerigon Incorporated until September 5, 2012) designs, develops and markets products based on our advanced, proprietary, efficient thermoelectric device technologies for a wide range of global markets and heating and cooling applications. Additionally, as described below, we hold a majority interest in W.E.T. Automotive Systems AG, a German company (“W.E.T.”). W.E.T. operates a related business that designs, develops, manufactures and markets products designed to provide thermal comfort in vehicles.

We design, develop and market proprietary technology electronic components and systems for sale to automotive original equipment manufacturers (“OEMs”). Our primary product is the Climate Control Seat™ (“CCS”), which is designed to provide year-round comfort by providing both heating and cooling to seat occupants. Since the initial introduction of CCS, we have introduced new designs that incorporate improvements in electrical efficiency, size, weight, and noise and are more versatile. Further improvements in engineering design are currently in development and are expected to be introduced on future vehicle models. We are also working to develop and test new materials that show increased thermoelectric efficiency.

In 2011, we, through our wholly owned subsidiary, Gentherm Europe GmbH (formerly known as Amerigon Europe GmbH until August 6, 2012) (“Gentherm Europe”), completed the acquisition of a majority interest in W.E.T. On February 15, 2013, we entered into an agreement to purchase additional interests in W.E.T. from the selling shareholder. Such purchase transaction closed on February 21, 2013. See “Selling Shareholder” in this prospectus for information regarding such purchase. W.E.T. and its subsidiaries (the “W.E.T. Group”) operate worldwide as developers, manufacturers and retailers of heating systems, interior equipment and accessories used in automobile seats and other automotive and electronic applications in the automotive industry. The W.E.T. Group has customer service centers and production facilities in Europe, Asia and North America. Its customers include OEMs, suppliers and manufacturers of electric and industrial technology around the globe. The W.E.T. Group’s primary products are seat heaters, passive and active coolers and other heating components. These components are powered by way of cables and connectors which are also developed and produced by the W.E.T. Group. These cabling products are also supplied separately to external customers.

We were incorporated in 1991. Our principal executive offices are located at 21680 Haggerty Rd., Ste. 101, Northville, MI 48167, and our telephone number is (248) 504-0500. The headquarters of the W.E.T. Group is located in Odelzhausen, Germany.

The Offering

The following is a brief summary of certain terms of the offering.

Common stock offered	Up to 3,300,000 shares of our Common Stock may be offered from time to time by the selling shareholder.

Use of Proceeds	We will not receive any proceeds from the sales of the shares of Common Stock covered by this prospectus.

Listing	Our Common Stock is listed on The NASDAQ Global Select Market under the symbol “THRM.”

Transfer agent and registrar	ComputerShare Trust Company, N.A.

Risk factors	Investing in our Common Stock involves risks. See “Risk Factors” on page 5 of this prospectus and beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein, to read about factors you should consider before investing in our Common Stock.

For additional information regarding our Common Stock, see “Description of Common Stock” in this prospectus.

Recent Developments

See “Selling Shareholder” in this prospectus for information regarding the Settlement with the selling shareholder.

RISK FACTORS

Before investing in our securities, you should carefully consider the risks and uncertainties set forth elsewhere in this prospectus and any other information that is incorporated by reference herein, including the risks described in our reports we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are incorporated by reference herein, particularly under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent reports filed with the SEC.

USE OF PROCEEDS

We will not receive any proceeds from the sales of the shares of Common Stock covered by this prospectus. All proceeds from the disposition of the shares of Common Stock covered by this prospectus are solely for the accounts of the selling shareholder.

The selling shareholder will pay any broker or dealer discounts and commissions and any similar selling expenses, and expenses incurred by the selling shareholder for brokerage, accounting, tax or legal services, and any other expenses incurred by the selling shareholder in selling the shares of Common Stock. We will pay the costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus.

SELLING SHAREHOLDER

Immediately prior to the Settlement (defined below), the selling shareholder held approximately 13.8% of the outstanding common shares of our majority-owned subsidiary, W.E.T. Automotive Systems AG (“W.E.T.”). At the annual shareholders’ meeting of W.E.T. held on August 16, 2011, the shareholders of W.E.T. adopted a resolution to approve a Domination and Profit and Loss Transfer Agreement (the “DPLTA”). The registration of the DPLTA with the appropriate German governmental authority would effectively give us the ability to operate our Company and W.E.T. as a single entity while providing the minority stockholders of W.E.T. a choice to receive either a fixed annual dividend on their shares in W.E.T. or a one-time payment for tendering their shares in W.E.T. to us. Following shareholder approval of the DPLTA, and prior to its registration, the selling shareholder filed a challenge and voidance action in the German court system. Subsequently, the selling shareholder filed a similar action with respect to a confirmatory shareholder resolution adopted at the annual shareholders’ meeting of W.E.T. held on June 14, 2012. As a result of the court actions filed by the selling shareholder, the DPLTA has not yet been registered. On February 15, 2013, we, our subsidiary, Gentherm Europe GmbH, and the selling shareholder entered into a Framework Agreement which provided for, among other things, that (1) we would acquire all of the selling shareholder’s shares in W.E.T. in exchange for the Common Stock being offered under this prospectus and a certain amount of cash and (2) the selling shareholder would withdraw its challenge and voidance actions with respect to the DPLTA (the “Settlement”). The transaction under the Framework Agreement to issue the Common Stock being offered under this prospectus was consummated on February 21, 2013 and a copy of the Framework Agreement was included as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2013.

In accordance with the Settlement, we are required to register the shares of Common Stock received by the selling shareholder in such Settlement for resale under the Securities Act. All of the shares of our Common Stock being offered under this prospectus may be sold by the selling shareholder named below. However, the registration of these shares does not necessarily mean the selling shareholder will subsequently offer or sell any of its shares under this prospectus or otherwise.

Except as set forth above, the selling shareholder has not had a material relationship with us or any of our affiliates within the past three years, and the selling shareholder has not held any position or office with us or any of our affiliates during such period.

The following table sets forth, to our knowledge based on information supplied to us by the selling shareholder, certain information regarding the selling shareholder’s beneficial ownership of our Common Stock as of February 22, 2013. The selling shareholder may sell, transfer or otherwise dispose of all or a portion of our Common Stock after the date of this prospectus in a transaction that is not subject to this prospectus, subject to the terms and conditions of the Settlement and applicable law. We may file one or more supplemental prospectuses pursuant to Rule 424 under the Securities Act to set forth the required information regarding any additional selling shareholders.

Name of Selling Shareholder	Shares Owned Prior to the Offering		Number of Shares That May Be Offered Hereby(2)	Shares Owned After the Offering
	Number	Percent of Class		Number	Percent of Class
Deutsche Balaton AG(1)	3,301,500	9.96%	3,300,000	1,500	<1%

(1)	VV Beteiligungen Aktiengesellschaft (“VVB”) owns a majority interest in Deutsche Balaton AG (“DB”). Delphi Unternehmensberatung Aktiengesellschaft (“DU”) owns a majority interest in VVB. Wilhelm Konrad Thomas Zours, an individual, owns a majority interest in DU. Wilhelm Konrad Thomas Zours is the sole member of the board of management of VVB and DU. Of the 3,301,500 shares reported in the table above, 3,300,500 shares are held directly by DB and 1,000 shares are held by an indirect, majority-owned subsidiary of DB, Heidelberger Beteiligungsholding Aktiengesellschaft (“HB”). Each of VVB, DU and Wilhelm Konrad Thomas Zours may be deemed to have beneficial ownership with respect to all shares held by DB and disclaim beneficial ownership of such shares. DB may be deemed to have beneficial ownership with respect to the shares held by HB and disclaims beneficial ownership of such shares.
(2)	The number of shares shown only reflects shares of Common Stock which have been issued to the selling shareholder in accordance with the Settlement. No shares of Common Stock acquired in the open market are being offered under this prospectus.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, pursuant to our Restated Articles of Incorporation (the “Articles”), our authorized shares consist of an aggregate 59,991,000 shares of capital stock comprised of 55,000,000 shares of our Common Stock and 4,991,000 shares of our preferred stock, of which 25,000 shares have been designated as Series B Preferred Stock, and 7,000 shares have been designated as Series C Convertible Preferred Stock.

As of February 22, 2013, we had issued and outstanding 33,130,292 shares of Common Stock, no shares of Series B Preferred Stock, and 2,332 shares of Series C Convertible Preferred Stock. In addition, as of February 22, 2013, there were:

•	2,119,429 shares of Common Stock issuable upon the exercise of options at a weighted average exercise price of $8.84 per share; and

•

1,473,159 shares of Common Stock issuable upon the conversion of Series C Convertible Preferred Stock and 59,529 shares of Common Stock issuable in respect of total dividends payable upon conversion of such shares of Series C Convertible Preferred Stock, at an assumed conversion price of $15.62 per share, which conversion price may decrease (and the number of shares may increase) based on the terms applicable to the Series C Convertible Preferred Stock set forth in the Articles.

The authorized shares of our Common Stock and preferred stock in excess of those presently outstanding or specifically reserved are available for issuance at such times and for such purposes as our board of directors may deem advisable without further action by our shareholders, except as may be required by applicable laws or regulations, including stock exchange rules. These purposes may include stock dividends, stock splits, retirement of indebtedness, employee benefit programs, corporate business combinations, acquisitions of property or other corporate purposes. Because the holders of our Common Stock do not have preemptive rights, the issuance of Common Stock, other than on a pro rata basis to all current shareholders, would reduce the current shareholders’ proportionate interests. In any such event, however, shareholders wishing to maintain their interests may be able to do so through normal market purchases. Any future issuance of our Common Stock will be subject to the rights of holders of outstanding shares of our existing series of preferred stock and of any shares of preferred stock we may issue in the future.

Common Stock

Dividends

Subject to the preferential rights of our Series B Preferred Stock and our Series C Convertible Preferred Stock as set forth in the Articles and any other class or series of our capital stock which may from time to time come into existence, holders of Common Stock are entitled to receive dividends on such shares out of our funds that we can legally use to pay dividends, when and if such dividends are declared by our Board. We have never paid any cash dividends on our Common Stock and do not anticipate paying dividends in the near future. Our credit agreement restricts our ability to pay dividends.

Voting Rights

Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of our Board. The holders of Common Stock have the power to vote on all matters presented to our shareholders; provided, holders of our Series B Preferred Stock are entitled to 1,000 votes on all matters submitted to the shareholders of the Company, each as set forth in the Articles. No shareholder is entitled to cumulate votes (i.e., to cast for any one or more candidates a number of votes greater than the number of such shareholder’s shares) except, in the case of a vote for directors, the candidates’ names have been placed in nomination prior to commencement of the voting and a shareholder has given notice, on a timely basis in accordance with our Amended and Restated Bylaws (the “Bylaws”), of such shareholder’s intention to cumulate votes. If any shareholder has given such a notice, every shareholder entitled to vote may cumulate votes for candidates equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are entitled or distribute such shareholder’s votes on the same principle among any or all of the candidates as the shareholder thinks fit. In the election of directors, the nominees receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Distribution on Liquidation or Dissolution

Upon any liquidation, dissolution or winding up of the Company, voluntary or otherwise (a “Liquidation Event”), holders of the Series B Preferred Stock and Series C Convertible Preferred Stock have superior rights to holders of our Common Stock, subject to the rights of any series of preferred stock that may from time to time come into existence.

With respect to the Series B Preferred Stock, upon a Liquidation Event, no distribution can be made (i) to the holders of shares of Common Stock, or any other shares of the Company’s capital stock ranking junior to the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) unless, prior thereto, the holders of shares of Series B Preferred Stock have received an amount per share (the “Series B Liquidation Preference”) equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the adjustment provisions set forth in the Articles, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event. In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on parity with the Series B Preferred Stock in respect thereof, then the assets available for such distribution will be distributed ratably to the holders of the Series B Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

With respect to the Series C Convertible Preferred Stock, upon a Liquidation Event, holders of Series C Convertible Preferred Stock are entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Series C Liquidation Funds”), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series C Convertible Preferred Stock in respect of the preferences as to distributions and payments upon a Liquidation Event, an amount per share of Series C Convertible Preferred Stock equal to the greater of (i) the sum of a certain conversion amount plus a make-whole additional amount, and (ii) the amount the holder of such Series C Convertible Preferred Stock would have received in such Liquidation Event had such holder converted its Series C Convertible Preferred Stock into Common Stock pursuant to the Articles immediately prior to such Liquidation Event; provided, that, if the Series C Liquidation Funds are insufficient to pay the full amount due to the holders of the Series C Convertible Preferred Stock and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series C Convertible Preferred Stock as to payments of Series C Liquidation Funds (the “Pari Passu Shares”), if any, then each holder of Series C Convertible Preferred Stock and each holder of any such Pari Passu Shares shall receive a percentage of the Series C Liquidation Funds equal to the full amount of Series C Liquidation Funds payable to such holder as a liquidation preference, in accordance with the Articles or their respective certificate of designations, preferences and rights, as applicable, as a percentage of the full amount of Series C Liquidation Funds payable to all holders of Series C Convertible Preferred Stock and Pari Passu Shares.

In the event of our liquidation, dissolution or winding up, subject to liquidation preference granted to the holders of any outstanding shares of our preferred stock and after the payment of all of our debts and other liabilities, the holders of our Common Stock are entitled to share ratably in all assets legally available for distribution to our shareholders.

Rights Agreement

Each outstanding share of our Common Stock has attached to it one preferred share purchase right (a “Right”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Preferred Stock at a price of $20.00 per one-thousandth of a share of Series B Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated January 26, 2009, between the Company and Computershare Trust Company, N.A. as Rights Agent as amended on March 30, 2011 (the “Rights Agreement”), which is incorporated by reference as an exhibit into the registration statement of which this prospectus is a part.

Currently, the Rights are attached to all Common Share certificates and no separate Rights certificates have been issued. Separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the earlier to occur of (i) the tenth business day following the public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding Common Stock or (ii) the tenth business day (or such later day as the Board may determine) following the commencement of, or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock (the earlier of such dates being the “Distribution Date”).

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Stock, (ii) new Common Stock certificates issued after February 10, 2009 (the “Record Date”) upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Distribution Date. The Rights will expire on January 26, 2019 (the “Expiration Date”), unless the Expiration Date is amended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

If a person or group becomes an Acquiring Person at any time after the date of the Rights Agreement (with certain limited exceptions) each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, preferred stock or other similar securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the existence of an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company, which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Series B Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

At any time prior to the Distribution Date, the Board may redeem the Rights, in whole but not in part, at a price of $0.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person).

The number of outstanding Rights and the number of one one-thousandths of a share of Series B Preferred Stock issuable upon exercise of each Right are subject to adjustment under certain circumstances. Because of the nature of the Series B Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series B Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. As of February 22, 2013, we had not issued any shares of Series B Preferred Stock.

The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 15% or more of the outstanding Common Stock. The Rights however, should not interfere with any merger or other business combination approved by the Board.

Other Rights and Restrictions

Each share of Common Stock has equal distribution, liquidation and other rights, and has no preference, conversion, sinking fund, redemption or preemptive rights.

Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding have been paid in full, the Company cannot: (i) declare or pay dividends, or make any other distributions, on any shares of Common Stock, or any other shares of the Company’s capital stock ranking junior to the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up); (ii) declare or pay dividends, or make any other distributions, on any shares of the Company’s capital stock ranking on parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of Common Stock, or any other shares of the Company’s capital stock ranking junior to the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, determines will result in fair and equitable treatment among the respective series or classes.

Furthermore, except for dividends and grants pursuant to the Rights Agreement, while any shares of Series C Convertible Preferred Shares are outstanding, the Company cannot, directly or indirectly, declare or pay or otherwise distribute any dividends or distributions (whether in cash, any securities or other property) on the shares of Common Stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is ComputerShare Trust Company, N.A.

Listing on The NASDAQ Global Select Market

Our Common Stock is listed on The NASDAQ Global Select Market under the symbol “THRM.”

IMPORTANT PROVISIONS OF OUR GOVERNING DOCUMENTS AND MICHIGAN LAW

Limitation of Liability

The Articles provide that, to the full extent permitted by the Michigan Business Corporation Act (the “MBCA”), or any other applicable laws presently or hereafter in effect, no director of our Company will be personally liable to the Company or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under federal securities laws.

Certain Anti-Takeover Matters

General

Various provisions of the MBCA, the Articles and the Bylaws could have the effect of discouraging, delaying or preventing a third party from accumulating a large block of our capital stock, engaging in a tender offer and making offers to acquire us, and of inhibiting a change in control, all of which could adversely affect our shareholders’ ability to receive a premium for their shares in connection with such a transaction. Such provisions noted below are intended to encourage persons seeking to acquire control of us to negotiate first with our Board and to discourage certain types of coercive takeover practices and inadequate takeover bids. The following paragraphs summarize applicable provisions of the MBCA, the Articles and the Bylaws; for a complete description, we refer you to the MBCA, as well as the Articles and the Bylaws which we have incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Number of Directors

The Bylaws currently provide that the number of directors of the Company will not be less than five nor more than nine. The exact number of directors is to be specified by a resolution duly adopted by the Board or shareholders. The current authorized number of directors of the Company is set at nine directors and is to remain so unless and until the authorized number of directors is modified in accordance with the terms of the Bylaws and the Articles. The Bylaws provide that (i) subject to any further restrictions in the Articles, a change to the Bylaws specifying or changing a fixed number of directors or the maximum or minimum number of directors or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares; provided, however, that a Bylaw or amendment of the Articles reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3 percent of the outstanding shares entitled to vote, and (ii) no amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one. These provisions may restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the Board by filling the vacancies created by removal with its own nominees.

Advance Notice Requirement

The Bylaws set forth advance notice procedures with regard to the nomination of candidates for election as directors or the proposal of other business to be presented at meetings of shareholders. These procedures provide that notice of such shareholder proposals must be timely, reflect a proper matter for shareholder action and comply with various disclosure obligations. The advance notice requirements may have the effect of precluding the consideration of certain business at a meeting if the notice procedures are not properly followed.

Rights Agreement

Pursuant to the Articles, if the Company enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock at the same time is to be similarly exchanged or changed into an amount per share, subject to the adjustment provisions in the Articles, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Company at any time declares or pays any dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock is to be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. See also “Description of Common Stock—Rights Agreement” for additional anti-takeover impacts of the Rights Agreement.

Series C Convertible Preferred Stock

Pursuant to the Articles, the Company cannot enter into fundamental transactions (including consolidations and mergers and certain other combinations and transactions) unless the successor entity assumes in writing all of the obligations of the Company under the Articles and such successor entity is a publicly traded corporation whose common stock is quoted or listed on certain eligible markets. Furthermore, if any fundamental transaction is announced during certain periods while shares of Series C Convertible Preferred Stock are outstanding, the Company may be required to take certain encumbering actions such as redeem all or part of the outstanding Series C Convertible Preferred Stock and/or pay certain make-whole amounts to the holders of the Series C Convertible Preferred Stock.

Blank Check Preferred Stock

Our Board has the authority under the Articles to issue other preferred stock with rights superior to the rights of the holders of Common Stock without shareholder approval. Our preferred stock could be deemed to have an anti-takeover effect in that, if a hostile takeover situation should arise, shares of preferred stock could be issued to purchasers sharing views with our management or others in such a way as to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management.

The effects of the issuance of the preferred stock on the holders of our Common Stock could include:

•	reduction of the amount otherwise available for payments of dividends on Common Stock if dividends are payable on the series of preferred stock;

•	restrictions on dividends on our Common Stock if dividends on the series of preferred stock are in arrears;

•	dilution of the voting power of our Common Stock if the series of preferred stock has voting rights, including a possible “veto” power;

•	dilution of the equity interest of holders of our Common Stock if the series of preferred stock is convertible, and is converted, into our Common Stock; and

•

restrictions on the rights of holders of our Common Stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of preferred stock.

Business Combination Act

The Company is subject to the provisions of Chapter 7A of the MBCA. In general, subject to certain exceptions, the MBCA prohibits a Michigan corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder, unless (i) prior to such date, the board of directors approved the business combination or (ii) on or subsequent to such date, the business combination is approved by at least 90% of the votes of each class of the corporation’s stock entitled to vote and by at least two-thirds of such voting stock not held by the interested shareholder or such shareholder’s affiliates. The MBCA defines a “business combination” to include certain mergers, consolidations, dispositions of assets or shares and recapitalizations. An “interested shareholder” is defined by the MBCA to include a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation.

PLAN OF DISTRIBUTION

The selling shareholder may, from time to time, sell any or all of the shares of Common Stock beneficially owned by it and offered hereby directly or through one or more underwriters, broker-dealers or agents. The shares may be sold on any stock exchange, market or trading facility on which the shares are traded, on any quotation service on which the shares are quoted, in the over-the-counter market or in private transactions. These sales may be at fixed prices, at varying prices determined at the time of sale, at prevailing market prices at the time of sale or at negotiated prices. These sales may be effected in transactions that involve crosses or block transactions. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Upon our notification by the selling shareholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information. The selling shareholder will be responsible for any commissions or discounts, and similar selling expenses, due to brokers or dealers. Brokers or dealers participating in any sale of Common Stock offered by the selling shareholder may act either as principals or agents, may use block trades to position and resell the shares and may be deemed “underwriters” under the Securities Act (and therefore any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act). We and the selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with sales of the shares of Common Stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling shareholder may also sell shares of Common Stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling shareholder may deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus after we have filed a post-effective amendment to the registration statement, of which this prospectus forms a part, or a prospectus supplement under applicable provisions of the Securities Act supplementing or amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if the selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may, subject to the transfer restrictions, offer and sell the shares of our Common Stock from time to time under this prospectus after we have filed a post-effective amendment to the registration statement, of which this prospectus forms a part, or a prospectus supplement under applicable provisions of the Securities Act supplementing or amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholder also may transfer or donate the shares of Common Stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may, subject to the transfer restrictions, sell the shares of Common Stock from time to time under this prospectus after we have filed a post-effective amendment to the registration statement, of which this prospectus forms a part, or a prospectus supplement under applicable provisions of the Securities Act supplementing or amending the list of selling shareholders to include the pledgee, donee, transferee or other successors in interest as selling shareholders under this prospectus.

We are required to pay certain fees and expenses incident to the registration of the shares of Common Stock. See “Use of Proceeds.” We have also agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, relating to the registration statement and prospectus and any supplements or amendments thereof.

If the selling shareholder uses this prospectus for any sale of the shares of Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.

We have agreed with the selling shareholder to use our reasonable best efforts to keep the registration statement, of which this prospectus constitutes a part, effective until the sale of all shares registered in the registration statement, of which this prospectus is a part. There can be no assurance that any selling shareholder will sell any or all of the shares of Common Stock registered pursuant to the shelf registration statement.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Common Stock and activities of the selling shareholder. These rules may limit the timing of purchases and sales of the shares by the selling shareholder.

To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement or otherwise.

VALIDITY OF COMMON STOCK

Unless otherwise specified in an accompanying prospectus supplement, the validity of any securities offered will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan.

EXPERTS

The audited consolidated financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, whose reports expressed an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of internal controls over financial reporting due to a material weakness, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item. 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses in connection with the distribution of the securities being registered. All amounts shown below are estimates (and remain subject to future contingencies):

Securities and Exchange Commission registration fee	$6,484
Accountants’ fees and expenses	15,000
Legal fees and expenses	5,000
Miscellaneous	2,000

Total	$28,484

Item 15.	Indemnification of Directors and Officers.

Our Articles of Incorporation (the “Articles”) authorize us, and our Amended and Restated Bylaws (the “Bylaws”) require us, to the maximum extent permitted by the MBCA, to indemnify each of our officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of our Company, provided that generally such indemnification rights for proceedings initiated by such person will only be available if the proceeding was authorized by the Board. The Articles and Bylaws authorize us, to the maximum extent permitted by the MBCA, to indemnify each of our other agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of our Company. For purposes of the Bylaws, an “agent” of our Company includes any person who is or was a director, officer, employee or other agent of our Company; or is or was serving at the request of our Company as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a constituent corporation of our Company absorbed in a merger and the resulting or surviving corporation or of another enterprise at the request of such constituent corporation.

The Articles provide that, to the full extent permitted by the MBCA, or any other applicable laws presently or hereafter in effect, no director of our Company shall be personally liable to the Company or our shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company.

Under Sections 561-571 of the MBCA, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if the statutory standard (defined below) is met. In particular, Section 561 of the MBCA provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding (provided that generally the director did not (i) receive a financial benefit to which he was not entitled, (ii) intentionally inflict harm on the corporation or its shareholders, (iii) violate Section 551 of the MBCA relating to loans, dividends and distributions, or (iv) intentionally commit a criminal act, collectively, the “statutory standard”), and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 562 of the MBCA provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit if the statutory standard is met. The MBCA does not permit indemnification for a claim, issue or matter in which the person has been found liable to the corporation unless application for indemnification is made to, and ordered by, the court conducting the proceeding or another court of competent jurisdiction.

Section 563 of the MBCA provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562 of the MBCA, or in defense of a claim, issue, or matter in the action, suit, or proceeding, shall be indemnified by the corporation against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit or proceeding, and an action, suit, or proceeding brought to enforce this mandatory indemnification.

The foregoing statements are subject to the detailed provisions of the MBCA, the Articles and the Bylaws.

Item 16.	Exhibits.

The list of exhibits is incorporated by reference to the Index to Exhibits on page II-6.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northville, State of Michigan, on February 22, 2013.

GENTHERM INCORPORATED

By:	/S/ DANIEL R. COKER
Daniel R. Coker
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Daniel R. Coker and Barry G. Steele, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date

/S/ DANIEL R. COKER Daniel R. Coker	Director, President and Chief Executive Officer (Principal Executive Officer)	February 22, 2013

/S/ BARRY G. STEELE Barry G. Steele	Chief Financial Officer & Secretary (Principal Accounting and Financial Officer)	February 22, 2013

/S/ OSCAR B. MARX, III Oscar B. Marx, III	Chairman of the Board	February 22, 2013

/S/ LEWIS BOOTH Lewis Booth	Director	February 22, 2013

/S/ FRANCOIS J. CASTAING Francois J. Castaing	Director	February 22, 2013

/S/ SOPHIE DESORMIÈRE Sophie Desormière	Director	February 22, 2013

/S/ JOHN M. DEVINE John M. Devine	Director	February 22, 2013

/S/ JAMES D. DONLON, III James D. Donlon, III	Director	February 22, 2013

/S/ MAURICE E.P. GUNDERSON Maurice E.P. Gunderson	Director	February 22, 2013

/S/ CARLOS MAZZORIN Carlos Mazzorin	Director	February 22, 2013

INDEX TO EXHIBITS

Exhibit No.	Exhibit

3.1	Restated Articles of Incorporation of Gentherm Incorporated, dated August 24, 2011, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 25, 2011.

3.2	Rights Agreement, dated January 26, 2009, between the Company and Computershare Trust Company, N.A., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 27, 2009, as amended by the Amendment to Rights Agreement, dated March 30, 2011, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2011.

3.3	Amended and Restated Bylaws of Gentherm Incorporated, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 2, 2013.

4.1	Form of Specimen Certificate of Company’s Common Stock previously filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2001.

5.1*	Opinion of Honigman Miller Schwartz and Cohn LLP regarding the validity of the Common Stock

10.1	Framework Agreement, by and among Deutsche Balaton AG, Gentherm Incorporated and Gentherm Europe GmbH, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2013.

10.2	Share Purchase Agreement, by and among Deutsche Balaton AG, Gentherm Incorporated and Gentherm Europe GmbH, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2013.

10.3	Registration Rights Agreement, by and between Deutsche Balaton AG and Gentherm Incorporated, incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2013.

10.4	Balaton Rights Agreement, by and between Deutsche Balaton AG and Gentherm Incorporated, incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2013.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1)

24*	Power of Attorney (included on the signature page in Part II of the registration statement)

*	Filed herewith